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                             DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into this 29th day of March, 2005, by and between BUDGETHOTELS NETWORK, INC., a Nevada corporation ("Budgethotels"), and INFOCENTER, INC., a Washington corporation and wholly-owned subsidiary of Budgethotels ("Infocenter.").

                              W I T N E S S E T H:

     WHEREAS, Budgethotels is the parent of Infocenter and Infocenter is a wholly-owned subsidiary of Budgethotels;

     WHEREAS, Budgethotels anticipates closing an Agreement for Share Exchange (the "Acquisition") with Edentify, Inc., a Delaware corporation ("Edentify"), which transaction in expected to close on or about April 30,2005; and

     WHEREAS, conditioned upon the closing of the Acquisition, the Board of Directors of Budgethotels has resolved that it would be in the best interests of Budgethotels and its stockholders that (i) all of the outstanding securities of Infocenter (the "Infocenter Shares") should be distributed to the record common stockholders of Budgethotels existing at the close of business on March 29, 2005 (the "Record Date"), and subject to adjustment by the National Association of Securities Dealers, Inc. (the "NASD") setting an ex-dividend date, pro rata, on a one share for ten share basis (the "Distribution"); and (ii) that all shares of common stock of Budgethotels issued after the opening of business on March 30, 2005 , would be issued subject to waiver of the Dividend only; and

     WHEREAS, the respective Boards of Directors of Budgethotels and Infocenter have adopted resolutions pursuant to which Budgethotels shall deposit all of the Infocenter Shares with Computershare Trust Company, Inc., ("Computershare"), a transfer agency registered with the Securities and Exchange Commission, to be held by Computershare for Distribution to the Budgethotels stockholders, subject to the filing and effectiveness by Infocenter of a registration statement on the appropriate form and related prospectus with the Securities and Exchange Commission (the "Registration Statement" and the Prospectus) and such comparable applicable state agencies, or in reliance upon an available exemption from the applicable federal and state registration requirements as may be necessary, to lawfully effect the Distribution by dividend (the "Dividend) to the Budgethotels stockholders of all of the Infocenter Shares on Budgethotels's behalf, subject to the terms and provisions hereof (the "Plan of Distribution");

     NOW, THEREFORE, in consideration of the closing of the Acquisition and the mutual covenants and promises contained herein, it is agreed:

     SECTION 1. PLAN OF DISTRIBUTION, EFFECTIVE DATE AND STOCKHOLDERS ENTITLED
                TO PARTICIPATE.

     1.1 The effective date (the "Effective Date") of the Dividend will be the same date as the closing of the Acquisition, at which time this Agreement shall take effect. At the close of business on April 29, 2005 there were 28,911,682 outstanding shares of common stock of Budgethotels. Only Budgethotels stockholders of record on the Record Date for the Dividend (subject to the effects of any adjustments resulting from the NASD setting an ex-dividend date immediately following the closing of the Acquisition), will be entitled to participate in the Dividend and Distribution of the Infocenter Shares.

     1.2 Prior to the Effective Date, the Infocenter Board of Directors will have taken all necessary and requisite action to effect a forward stock split of the ten (10) shares of Infocenter common stock issued and outstanding on a 289,116 shares for one share basis, resulting in 2,891,160 shares of Infocenter common stock outstanding and subject to the Dividend.
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     1.3 Budgethotels hereby conveys all of the assets of Budgethotels and
     Infocenter at the Record Date to Infocenter.

     1.4 Infocenter will assume, pay and indemnify and hold Budgethotels harmless from and against any and all liabilities of Budgethotels and Infocenter that existed at the Record Date, of every kind and nature whatsoever, whether by contract, lease, license or otherwise, without qualification, including the costs and expenses of the Dividend, the Distribution and the Plan of Distribution.

     1.5 The Distribution and the Plan of Distribution will be subject to the following conditions:

          (a) All of the Infocenter Shares that are owned by Budgethotels, amounting to 2,891,168 shares (post-split as per section 1.2 above), will be deposited with Computershare and held by Computershare in escrow (the "Distribution Escrow") with a list of stockholders of Budgethotels at the Record Date, subject to Distribution, on satisfaction of the following conditions:

               (i) The prior filing and effectiveness of a Registration Statement and Prospectus with the Securities and Exchange Commission or an available exemption from the applicable federal and state registration requirements applicable to the Distribution of the Infocenter Shares by Budgethotels, in accordance with all applicable federal and state securities laws, rules and regulations at Infocenter's sole cost and expense within a reasonable time, but not later than January 31, 2006; and

               (ii)Compliance with applicable "blue sky" laws, rules and regulations respecting the Dividend and the Distribution, by registration or exemption, in any state in which any stockholder of Budgethotels resided at the Record Date, as may be adjusted by any ex-dividend date set by the NASD, by Infocenter, in accordance with all applicable federal and state securities laws, rules and regulations at Infocenter's sole cost and expense within a reasonable time but not later than ten months from the date hereof.

     1.6 Infocenter will timely file a Form 10b-17 with the NASD advising it of the Distribution and Plan of Distribution including, as necessary, a description of this Agreement.

     SECTION 2. CLOSING. The closing of the Agreement (the "Closing") will occur immediately on the closing of the Acquisition. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF BUDGETHOTELS.

     Budgethotels represents and warrants to, and covenants with, Infocenter as follows:

     3.1 Budgethotels is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states or jurisdictions in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

     3.2 The current pre-Dividend and pre-Distribution authorized capital stock of Budgethotels consists of 100,000,000 shares of $0.001 par value common voting stock, of which 28,911,682 shares shall have been issued and outstanding on the Record Date, all fully paid and non-assessable and issued in accordance with applicable state corporate law and federal and state securities laws, rules and regulations, and 1,000,000 shares of $0.01 par value preferred stock, of which no shares shall have been issued and outstanding on the Record Date. No other shares of common stock of Budgethotels were or have been issued subsequent to the Record Date, unless pursuant to the Acquisition and unless the issuance was conditioned upon waiver of the Dividend.

     3.3 Budgethotels has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Infocenter or its representatives at the Closing a copy of resolutions of its Board of Directors authorizing execution of this Agreement by Budgethotels's officers and performance thereunder.
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     3.4 Execution of this Agreement and performance by Budgethotels hereunder have been duly authorized by all requisite corporate action on the part of Budgethotels, and this Agreement constitutes a valid and binding obligation of Budgethotels and performance hereunder will not violate any provision of the Articles of Incorporation, By-Laws, agreements, mortgages or other commitments of Budgethotels.

     SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF INFOCENTER.

     Infocenter represents and warrants to, and covenant with, Budgethotels as follows:

     4.1 Infocenter is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and is licensed or qualified as a foreign corporation in all states or jurisdictions in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

     4.2 The current authorized capital stock of Infocenter consists of 500 shares of $500.00 par value common voting stock, of which 2,891,160 shares (post-split as per section 1.2 above) will be issued and outstanding at the Closing, all owned by Budgethotels. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock or other securities of Infocenter.

     4.3 Infocenter has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Budgethotels or its representative at the Closing a copy of the resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

     4.4 Execution of this Agreement and performance by Infocenter hereunder have been duly authorized by all requisite corporate action on the part of Infocenter, and this Agreement constitutes a valid and binding obligation of Infocenter and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Infocenter.

     SECTION 5. CONDITIONS PRECEDENT TO OBLIGATIONS OF INFOCENTER.

     All obligations of Infocenter under this Agreement are subject, at its option, to the fulfillment, before or at the Closing, of each of the following conditions:

     5.1 The representations and warranties of Budgethotels contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

     5.2 Budgethotels shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing and/or the Distribution.

     5.3 All of the conditions respecting Budgethotels set forth herein shall have been satisfied by Budgethotels prior to the Closing and/or the Distribution.

     5.4 The Acquisition between Budgethotels and Edentify shall have been completed and closed.
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     SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUDGETHOTELS.

     All obligations of Budgethotels under this Agreement are subject, at Budgethotels's option, to the fulfillment, before or at the Closing, of each of the following conditions:

     6.1 The representations and warranties of Infocenter contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

     6.2 Infocenter shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing and/or the Distribution.

     6.3 All of the conditions respecting Infocenter that are set forth herein shall have been satisfied by Infocenter prior to the Closing and/or the Distribution.

     6.4 The Acquisition between Budgethotels and Edentify shall have been completed and closed.

     SECTION 7. TERMINATION. Prior to Closing, this Agreement may be terminated
(1) by mutual consent in writing; (2) by the directors of either Budgethotels or Infocenter, if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by the directors of either Budgethotels or Infocenter if the Acquisition shall not have timely taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in the Acquisition.

     SECTION 8. GENERAL PROVISIONS.

     8.1 Expenses. All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such expenses.

     8.2 Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

     8.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

     8.4 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     8.5 Governing Law. This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of Washington without regard to the conflict of law principles thereof.
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     8.6 Amendment. This Agreement may be amended only with the approval of all the parties hereto, but no amendment will be made which substantially and adversely changes the terms hereof. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Distribution Agreement effective the day and year first above written.


"Budgethotels"
BUDGETHOTELS NETWORK, INC.

By: /s/ "William McLaws"
   ---------------------
Its  President


"Infocenter"
INFOCENTER, INC.

By: /s/ "William McLaws"
   ---------------------
Its   Vice-President